Exhibit 23.1


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                       [L.P. MARTIN & COMPANY LETTERHEAD]

                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060

                             PHONE: (804) 346-2626
                              FAX: (804) 346-9311



                        Consent of Independent Auditors'


The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia


         We consent to the use of our report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Arbors on Forest Ridge Apartments for the twelve month period ended February 28, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Apple Residential Income Trust, Inc.





Richmond, Virginia
July 3, 1997                                        /s/ L.P. MARTIN & CO., P.C.